Exhibit 99.1

PURCHASE AGREEMENT

BETWEEN

RESOURCE EUROPE MANAGEMENT LIMITED

AND

INTERMEDIATE CAPITAL MANAGERS LIMITED

DATED:  NOVEMBER 16, 2010

Table of Contents

SECTION 1.	Interpretation	1

SECTION 2.	Assignment	4

SECTION 3.	Closing	5

SECTION 4.	Management Fees; Expenses	6

SECTION 5.	Representations and Warranties of REM	6

SECTION 6.	Representations and Warranties of the Assignee	9

SECTION 7.	Covenants	11

SECTION 8.	Conditions to Closing	12

SECTION 9.	Termination	15

SECTION 10.	Indemnification	16

SECTION 11.	VAT	18

SECTION 12.	Miscellaneous	19

Schedule 4(f)                                Management Agreement
Schedule 4(g)                                Trust Deed

This PURCHASE AGREEMENT is made on November 16, 2010

Between:

(1)	RESOURCE EUROPE MANAGEMENT LIMITED, a limited liability company incorporated in England and Wales, having its registered office at 10 Brook Street, London W1K 5EH (“REM”);

(2)	RESOURCE FINANCIAL FUND MANAGEMENT, INC., a corporation organized under the laws of Delaware (“RFFM”); and

(2)
INTERMEDIATE CAPITAL MANAGERS LIMITED, a private limited company incorporated in England and Wales under registration number 02327504 having its registered office at Juxon House, 100 St. Paul's Churchyard, London, EC4M 8BU (the “Assignee”).

WHEREAS:

(A)
Resource Europe CLO I B.V. (the “Issuer”) is an issuer of collateralized loan obligations pursuant to the Trust Deed, dated May 22, 2007 (the “Trust Deed”), by and among the Issuer, BNY Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York (Luxembourg) S.A., as Registrar and Transfer Agent, The Bank of New York, as Collateral Administrator, Calculation Agent, Principal Paying Agent, Account Bank and Custodian, and BNY Fund Services (Ireland) Limited, as Irish Paying Agent.

(B)
REM is the Investment Manager pursuant to that certain Investment Management and Collateral Administration Agreement, dated May 22, 2007 (the “Management Agreement”), between REM, the Issuer, The Bank of New York, as Collateral Administrator and Custodian, and BNY Corporate Trustee Services Limited, as Trustee.

(C)
REM desires to assign, transfer and convey the Assets (as defined below) to the Assignee, and the Assignee desires to acquire such Assets from REM and to assume the Assumed Liabilities (as defined below), on the terms and subject to the conditions of this Agreement.

(D)
RFFM desires to sell the Subordinated Notes (as defined below) to the Assignee, and the Assignee desires to acquire the Subordinated Notes from RFFM, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                      Interpretation

(a)           In this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a person, any person who controls, or is controlled by, or is under common control with, such person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Assets” shall have the meaning set forth in Section 2(a).

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York or London are permitted or required by applicable law or regulation to remain closed.

“Collateral” means “Collateral” as defined in the Trust Deed.

“Deed of Novation” means the Deed of Novation, dated as of the Closing Date, between, among others, REM and the Assignee, substantially in the form agreed by the parties thereto.

“Encumbrance” means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

"Exiting Employees" means each of David Stanbrook, Michelle Bermingham, and such additional employees of REM as REM and the Assignee may agree.

“Governmental Authority” means any federal or state governmental, administrative or regulatory agency, authority, instrumentality or body.

“Judgment” means any judgment, order, injunction or decree.

“knowledge” means, with respect to REM, the actual knowledge of Christopher D. Allen, Rob Reynolds, David Stanbrook or Andrew Littel, and, with respect to the Assignee, the actual knowledge of Tom Attwood, Aneta Polk, Chris Connelly or Simon Peatfield.

“Law” means any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation or code.

“Liens” means the security interest in respect of the Subordinated Notes and the lien created pursuant to a security assignment over the Management Agreement, in each case in favour of TD Bank NA (as successor in interest to Commerce Bank N.A.).

“Loss” means any loss, liability, claim, damage or expense (including reasonable legal fees and expenses).

“Note Purchase Amount” means an amount equal to the product of the Principal Amount Outstanding of the Subordinated Notes at Closing and the Note Purchase Price.

“Note Purchase Price” means 45 per cent.

“Party” or “Parties” mean, respectively, REM or the Assignee, individually, or both of them collectively.

“Moody’s” means Moody’s Investor Services, a division of Moody’s Corporation, or the applicable successor thereto.

“Records” means all credit files and other records and documents in REM's possession relating specifically to the Issuer.

"Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 2006 (SI 2006/246).

"Retained Employees" means any persons other than the Exiting Employees who are employed or engaged by REM or any of its Affiliates and includes, for the avoidance of doubt, any employees who object to the transfer of their employment under the Regulations.

"Subordinated Notes" means €5,000,000 in original Principal Amount Outstanding of the €28,470,000 Class M Subordinated Notes due 2023 (ISIN: XS0297124330) issued by the Issuer.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or the applicable successor thereto.

“Third Party Claim” means any claim made against either Party to this Agreement which is not made by the other Party to this Agreement.

“Transaction” has the meaning set forth in Section 2(a).

“VAT” means value added tax chargeable under the VATA 1994 and any similar replacement or additional tax.

“VATA 1994” means the Value Added Tax Act of 1994.

“4080 Asset” means each Collateral Debt Obligation for which Moody's has assigned a Moody's Rating Factor of 4080.

(b)           Unless a contrary intention appears, capitalized terms not otherwise defined herein, when used with respect to the Trust Deed or the Management Agreement, shall have the meanings assigned to them in the Trust Deed or, if not defined therein, the Management Agreement.

(c)           In this Agreement, unless the contrary intention appears:

(i)           Section and schedule headings shall not affect the interpretation of this agreement;

(ii)           a reference to this “Agreement” includes this Agreement, together with the exhibits and schedules attached hereto;

(iii)           a reference to a “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) a partnership, an association, a trust, a division or an operating group of any of the foregoing or any other entity or organization and, in each case, that person’s legal and personal representatives, successors and permitted assigns;

(iv)           words in the singular include the plural and in the plural include the singular;

(v)           a reference to one gender shall include a reference to the other genders;

(vi)           a reference to a statute, statutory provision or subordinated legislation shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; and

(vii)           the term “including” or any similar expression shall be construed as illustrative and shall not be limiting.

SECTION 2.                      Assignment and Sale.

(a)           Upon the terms and subject to the conditions of this Agreement, at the Closing, pursuant to the Deed of Novation to be executed and delivered by, among others, the Parties at the Closing in accordance with Section 3(b), REM shall convey, assign and transfer to the Assignee free and clear of all Encumbrances, and the Assignee shall accept from REM, all of REM’s right, title and interest as of the Closing in, to and under the Management Agreement, the Records and any and all goodwill associated therewith (collectively, the “Assets”) in consideration for (i) the payment by the Assignee of €6,800,000 (the “Purchase Amount”) and (ii) the assumption by the Assignee of all liabilities, obligations and commitments of REM under the Management Agreement to the extent, and only to the extent, such liabilities, obligations and commitments relate to the period from and after the Closing (collectively, the “Assumed Liabilities” and such conveyance, payment and assumption being the “Transaction”).

(b)           Notwithstanding anything in this Agreement to the contrary, the Assignee does not assume (i) any liability, obligation or commitment of REM arising out of, or accruing under, the Management Agreement to the extent relating to any period prior to the Closing; or (ii) any other liability, obligation or commitment of REM whatsoever, other than REM’s liabilities, obligations and commitments under the Management Agreement to the extent relating to any period from and after the Closing (collectively, the "Retained Liabilities").

(c)           Further, upon the terms and subject to the conditions of this Agreement, REM with full title guarantee hereby agrees to sell, and the Assignee hereby agrees to purchase, the Subordinated Notes (together with entitlement to any amounts of interest or principal due and payable on the Payment Date scheduled to fall on or about 15 January 2011 and each subsequent Payment Date thereafter) at the Note Purchase Price.

(d)           REM hereby agrees that to the extent it receives any payments in respect of the Subordinated Notes following the sale of such Notes to the Assignee, it shall promptly inform the Assignee and promptly transfer such amounts to the account designated by the Assignee.

SECTION 3.                      Closing.

(a)           The closing of the Transaction (the “Closing”) shall take place at the offices of Covington & Burling LLP, 265 Strand, London WC2R 1BH, at 10:00 a.m. on the first Business Day following the satisfaction (or, to the extent permitted by law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Section 8, or at such other place, time and date as shall be agreed between REM and Assignee.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b)           At the Closing:

(i)           REM shall, subject to the receipt by it of an original counterpart to the Deed of Novation from each of the other parties thereto (other than the Assignee), execute and deliver to the Assignee an original counterpart to the Deed of Novation, duly executed by REM;

(ii)           RFFM shall transfer the Subordinated Notes to, or to the order of, the Assignee, to be credited to an account designated by the Assignee; and

(iii)           REM and RFFM shall deliver to the Assignee, evidence in a form satisfactory to the Assignee that the Liens have been released.

(iv)           The Assignee shall:

(A)	pay to REM the Purchase Amount, in immediately available funds, to an account designated by REM;

(B)	pay to RFFM the Note Purchase Amount, in immediately available funds, to an account designated by RFFM;

(C)
subject to the receipt by the Assignee of an original counterpart to the Deed of Novation from each of the other parties thereto, execute and deliver to REM an original counterpart to the Deed of Novation, duly executed by the Assignee; and

(D)
execute and deliver to REM, the Issuer, the Collateral Administrator and Custodian, the Trustee, Moody’s and S&P an original counterpart to the Deed of Novation, duly executed by the Assignee in its capacity as the Investment Manager.

(c)           At or promptly following the Closing, REM shall deliver the Records to the Assignee.  REM may retain copies thereof to the extent required by law or otherwise in accordance with its recordkeeping policies and practices.

(d)           At or following the Closing, the Assignee shall execute and deliver such further documents assignment or transfer, as may be necessary to effect fully the assignment or transfer, including making, as of the Closing Date, all the representations of the Investment Manager as set out in the Management Agreement.

(e)           As of the Closing, REM shall be released from further obligations pursuant to the Management Agreement, except with respect to its obligations which survive in accordance with Clause 43 (Survival) thereof (for example, but not limited to, its obligations arising under Clause 16 (Limits of Investment Manager Responsibility; Indemnification) thereof prior to such assignment or transfer and Clauses 12 (Records; Confidentiality) (with respect to confidentiality) and 44 (Limited Recourse and Non-Petition) thereof).  For the avoidance of doubt, all rights and benefits of REM or related beneficiaries which by their terms survive the assignment or termination of the Management Agreement (including indemnification) shall continue for the benefit of REM and such beneficiaries in accordance with the terms thereof following the Closing.  From and after the Closing, (i) REM shall retain the right to use and disclose its “track record” regarding the performance of the Management Agreement during periods prior to the Closing Date, subject to REM's continuing obligations of confidentiality contained in the Management Agreement, and (ii) the Assignee may use its “track record” regarding the performance of the Management Agreement during periods on or after the Closing Date, subject to the Assignee's continuing obligations of confidentiality contained in the Management Agreement.

SECTION 4.                      Management Fees; Expenses.

(a)           REM shall be entitled to receive all Collateral Management Fees (as defined in the Management Agreement) paid or payable on the Payment Date in July 2010, and the Assignee shall be entitled to receive all Collateral Management Fees paid or payable on or after the Payment Date in January 2011, in each case in accordance with the terms of the Management Agreement.

(b)           The parties acknowledge and agree that from and after the Closing, to the extent permitted by the terms of the Management Agreement, REM shall be entitled to be reimbursed by the Issuer for reasonable expenses up to an aggregate amount of €20,000 incurred by REM in connection with the provision of management services to the Issuer prior to the Closing; provided, that any such request for reimbursement of expenses shall be submitted by REM to the Trustee (copied to the Assignee) and accompanied by an invoice addressed to the Issuer no later than 30 days after the Closing Date.  To the extent the Assignee or any of its Affiliates receives any amounts after the Closing Date which are due to REM as reimbursement of expenses in connection with the foregoing, the Assignee shall promptly pay-over and deliver such amounts to REM or its designee.

SECTION 5.                      Representations and Warranties of REM.  REM hereby represents and warrants to the Assignee, as of the date hereof and as of the Closing Date, as follows:

(a)           REM is duly organized and validly existing under the laws of England and Wales and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly incorporated as a limited liability company and is duly qualified, authorized or licensed under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, authorization or license, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of REM or on the ability of REM to perform its obligations under, or on the validity or enforceability of, this Agreement.

(b)           REM has the necessary power and authority to execute and deliver this Agreement and perform all of its obligations required hereunder and has taken all necessary action(s) to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder.  Except for the matters identified in Section 8(c)(i) through (iv) below, REM has provided all notifications and obtained all governmental consents and licences that are required to have been obtained by it with respect to this Agreement which consents are in full force and effect and it is in compliance with all conditions of any such consents.  This Agreement has been, and each instrument and document required hereunder, will be, executed and delivered by a duly authorized officer of REM, and this Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by REM, will constitute, the valid and legally binding obligations of REM enforceable against REM in accordance with their terms, subject, as to enforcement, to (i) the effect of bankruptcy, examination, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, examination, receivership, insolvency or similar event applicable to REM and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(c)           The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on or applicable to REM, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on REM, or the constitutional documents of, or any securities issued by REM or, subject to the conditions set forth in Section 8 being satisfied, of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which REM is a party or by which REM or any of its assets may be bound, the violation of which would have a material adverse effect on the ability of REM to perform its obligations under, or on the validity or enforceability of this Agreement.

(d)           There is no litigation, arbitration or other legal proceedings before or by any court pending or, to the knowledge of REM, threatened that, if determined adversely to REM, would have a material adverse effect upon the performance by REM of its duties under, or on the validity or enforceability of, this Agreement.

(e)           REM is not in violation of its constitutional documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over REM or its properties or assets, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by REM of its duties hereunder.

(f)           Attached hereto as Schedule 4(f) is a true, correct and complete copy of the Management Agreement, together with all amendments, supplements and modifications thereto and details of any waivers granted thereunder.

(g)           Attached hereto as Schedule 4(g) is a true, correct and complete copy of the Trust Deed, together with all amendments, supplements and modifications thereto and details of any waivers granted thereunder.

(h)           REM has delivered to the Assignee true and correct and, to its knowledge, complete copies of each other Transaction Document (as defined in the Trust Deed) and details of any amendments, supplements and modifications thereto and any waivers granted thereunder.

(i)           REM has delivered to the Assignee, a true, correct and, to its knowledge, complete copy of each Monthly Report, Payment Date Report and Class M Subordinated Noteholder Report provided by the Collateral Administrator during the six months ended prior to the date hereof and of the Issuer's audited financial statements for the 2007 and 2008 fiscal years. As of the date hereof, there is no litigation pending or, to REM's knowledge, threatened against the Issuer or against REM relating to the Issuer.

(j)           The Management Agreement is a legal, valid and binding obligation of REM and, to the knowledge of REM, of the Issuer, enforceable against REM and, to the knowledge of REM, the Issuer in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally, including statutory or other laws regarding fraudulent conveyances and preferential transfers.  REM has not received any written notice from the Issuer challenging the validity or enforceability of the Management Agreement or the obligation to pay the Management Fees thereunder.  REM has not granted any material waiver under the Management Agreement and has not released the Issuer, in whole or in part, from any of its material obligations under the Management Agreement.

(k)           No event or condition exists (either currently or subject to the giving of notice or the expiration of applicable grace periods) that would allow for the removal of the Investment Manager pursuant to Clauses 18.2 (Removal Upon Breach of Par Value Ratios), 18.6 (Removal for Cause) or 18.8 (Investment Manager Tax Event) of the Management Agreement.  REM has not (i) given the Issuer any written notice of resignation or termination of the Management Agreement or (ii) received from the Issuer or any Noteholder any written notice of termination of the Management Agreement or removal of REM as Investment Manager thereunder, or any written notice expressing any intention to terminate the Management Agreement or remove REM as Investment Manager thereunder.

(l)           REM is appointed as the "Investment Manager" under the Management Agreement.

(m)           Except for the Liens, which are to be released on or before the Closing Date, REM has not assigned, delegated or encumbered any of its rights or responsibilities under the Management Agreement.

(n)           The Issuer has paid and REM has received all amounts due and payable to REM under the Management Agreement.  No amounts due and payable to REM under the Management Agreement have been the subject of any claim to any right of set-off, counterclaim or deduction by the Issuer.

(o)           REM is duly registered for VAT in the United Kingdom and has no business establishment, branch or agency of any kind in the Netherlands.

(p)           As of the date hereof, the only 4080 Assets held by the Issuer are:

PLU Holding SAS (Aliplast)
APCOA Parking Holdings GmbH (Perpetuum)
Dionysos Leisure Entertainment Hotels and Tourism S.A. (Regency)
K Alpha France (KP1)
Materis Parent

(q)           REM does not have any right, title or interest in, to, or under, and does not owe any liabilities or have any obligations or commitments in relation to, the Liquidity Facility Agreement.

(r)           REM is not and would not be, as a consequence of doing any act or thing which this Agreement contemplates, permits or requires it to do, unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

(s)           No petition or application for the making of an administration order or a winding up order (or any analogous proceedings in any relevant jurisdiction) has been presented in relation to REM and no receiver or administrative receiver has been appointed in relation to any of REM's assets or undertaking (or any analogous appointment made in any relevant jurisdiction).

(t)           When taking into account the terms of this Agreement, the sale of the Subordinated Notes is not being made below fair market value.

(u)           RFFM is the sole absolute legal and beneficial owner of the Subordinated Notes and, except for the Liens, which are to be released on or before the Closing Date, all its rights, title and interest therein are free and clear of all mortgages, pledges, liens, charges, assignments, security interests, claims, options, equities (including, without limitation, rights of set-off or counterclaim) or other encumbrances of any nature whatsoever (other than any claims of the clearing system (or its operator) through which the Subordinated Notes are currently held).

SECTION 6.                      Representations and Warranties of the Assignee.  The Assignee hereby represents and warrants to REM, as of the date hereof and as of the Closing Date, as follows:

(a)           The Assignee is duly organised and validly existing under the laws of England and Wales and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly incorporated as a limited liability company and is duly qualified, authorized or licensed under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, authorization or license, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Assignee or on the ability of the Assignee to perform its obligations under, or on the validity or enforceability of, this Agreement.

(b)           The Assignee has the necessary power and authority to execute and deliver this Agreement and perform all of its obligations required hereunder and has taken all necessary action(s) to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder.  Except for the matters identified in Section 8(c)(i) through (iv) below, the Assignee has provided all notifications and obtained all governmental and other consents and licences that are required to have been obtained by it with respect to this Agreement which consents are in full force and effect and it is in compliance with all conditions of any such consents.  This Agreement has been, and each instrument and document required hereunder, will be, executed and delivered by a duly authorized officer of the Assignee, and this Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Assignee, will constitute the valid and legally binding obligations of the Assignee enforceable against the Assignee in accordance with their terms, subject, as to enforcement, to (i) the effect of bankruptcy, examination, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, examination, receivership, insolvency or similar event applicable to the Assignee and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(c)           The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on or applicable to the Assignee, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Assignee, or the constitutional documents of, or any securities issued by the Assignee or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Assignee is a party or by which the Assignee or any of its assets may be bound, the violation of which would have a material adverse effect on the ability of the Assignee to perform its obligations under, or on the validity or enforceability of this Agreement.

(d)           There is no litigation, arbitration or other legal proceedings before or by any court pending or, to the knowledge of the Assignee, threatened that, if determined adversely to the Assignee, would have a material adverse effect upon the performance by the Assignee of its duties under, or on the validity or enforceability of, this Agreement.

(e)           The Assignee is not in violation of its constitutional documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Assignee or its properties or assets, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Assignee of its duties hereunder.

(f)           The Assignee is authorized to provide the portfolio management and securities services hereunder on a cross-border basis into The Netherlands within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

(g)           The Assignee acknowledges that except as set forth in this Agreement or in any document or certificate delivered in connection with this Agreement, REM has not made any representations or warranties of any kind to the Assignee, whether with respect to the Management Agreement, the Transaction, the accuracy or completeness of any due diligence information, credit files or any other matter.  The Assignee acknowledges that REM (or its Affiliates, officers, directors, employees, agents or representatives) is not making, will not make and has not made any representation or warranty, express or implied, with respect to any forecasts, projections or business plans made available to the Assignee (or its Affiliates, officers, directors, employees, agents or representatives) in connection with their review of the Management Agreement, the Trust Deed or the Transaction.

(h)           The Assignee acknowledges that it and its representatives have been afforded the opportunity to review, and have reviewed to its and their satisfaction, prior to the date hereof, all information which REM has delivered or made available for their review.

(i)           The Assignee is able to make all representations and warranties required or deemed to by made by it and to fulfill all other requirements applicable to it under the terms of the Subordinated Notes in relation to the transfer of the Subordinated Notes to the Assignee as contemplated hereunder.

SECTION 7.                      Covenants.

(a)           From the date of this Agreement through the Closing, REM shall use its reasonable endeavors to perform its obligations under the Management Agreement in the usual, regular and ordinary course in substantially the same manner as previously performed, provided that, REM shall use its commercially reasonable efforts to consult with the Assignee with regard thereto prior to the Closing Date.

(b)           On the terms and subject to the conditions of this Agreement, REM, on the one hand, and the Assignee, on the other hand, shall use their respective reasonable endeavors to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transaction as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the Transaction, and to carry out fully the purposes of this Agreement, (ii) making all necessary filings with Governmental Authorities, and thereafter making any other required submissions, with respect to the transactions contemplated hereby required under any applicable Law, (iii) jointly notifying Moody’s with respect to the transaction; and (iv) obtaining the approvals described in Section 8(c)(ii) through (v); provided, however, that neither REM nor any of its Affiliates shall be required to engage in any litigation, bring any claims or offer or to pay or commit to pay any amount to (or incur any obligation in favor of or grant any concessions or accommodations (financial or otherwise) to) any Governmental Authority or third party or any person from whom any such consent may be required (other than filing or application fees).  REM, on the one hand, and the Assignee, on the other hand, shall cooperate with each other in connection with the making of any filings or obtaining any consents in accordance withthis Section 7(b), including providing copies of any such filings to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith.  All fees payable to any Governmental Authority in connection with the filings pursuant to this Section 7(b) shall be paid by the Party that is legally required to make such filing.  If the Parties agree to make payments to Noteholders or other third parties in order to obtain consents, the costs shall be borne equally by the Parties.  REM, on the one hand, and the Assignee, on the other hand, shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the Transaction and the other transactions contemplated hereby.

(c)           Promptly after the Closing, REM agrees to use commercially reasonable efforts to facilitate the exchange of data and release of files from its systems (including Wall Street Office or any similar system).

(d)           Promptly after Closing, Assignee shall cause the name of the Issuer to be changed to a name not including “Resource Europe” or similar words.  Notwithstanding anything to the contrary herein or under the Deed of Novation, the Assignee, shall not acquire pursuant to this Agreement or the Deed of Novation any right, title or interest in, and shall not use the name “Resource Europe” or any trademarks, logos or symbols related thereto.

(e)           The timing, format and language of the initial press release regarding the transactions contemplated hereby shall be mutually agreed upon by REM and the Assignee.  Neither REM, on the one hand, nor the Assignee, on the other hand, shall issue or make any subsequent press release with respect to the transactions contemplated hereby without the prior written approval of the other Party, except as may be required by Law.

(f)           Each of the Parties to this Agreement agrees that after the Closing Date, the Parties shall cooperate with each other in providing information reasonably required by the other Party in connection with Third Party Claims against any Party, including litigation, preparation and audit of financial statements, insurance audits and governmental investigations; provided that the out-of-pocket costs of providing such information shall be borne by the Party requesting such information (unless the requesting Party is entitled to indemnification therefor).

SECTION 8.                      Conditions to Closing.

(a)           Conditions to the Obligations of the Assignee.  The obligation of the Assignee to accept and assume the rights and obligations of REM under the Management Agreement are subject to the satisfaction (or waiver by the Assignee) at or prior to the Closing of the following conditions:

(i)           The representations and warranties of REM made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, for purposes of the condition set forth in this Section 8(a), and with respect to the representations and warranties of REM contained in Sections 5(h) and 5(i) only, such representations and warranties shall be deemed to be true and correct as of the date hereof and as of the Closing Date notwithstanding the existence of any inaccuracies therein as of the date hereof or as of the Closing Date, if such inaccuracies would not reasonably be expected to have a material adverse effect on the expected amount or timing of the Investment Management Fees to be received by the Assignee under the Management Agreement following the Closing.

(ii)           REM shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by REM by the time of the Closing.

(iii)           Structured Finance Securities, Uncollateralized CLNs, Secured Credit Linked Notes, Participations and Discount Obligations shall not, in the aggregate, represent more than two per cent. (2%) of the Aggregate Collateral Balance.

(iv)           The Assignee shall have received a certificate signed by an authorized officer of REM as to the satisfaction of the conditions contained in paragraphs (i) and (ii) of this Section 8.

(b)           Conditions to the Obligations of REM.  The obligations of REM to sell, convey, assign, and transfer its rights and obligations under the Management Agreement is subject to the satisfaction (or waiver by REM) at or prior to the Closing of the following conditions:

(i)           The representations and warranties of the Assignee made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

(ii)           The Assignee shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Assignee by the time of the Closing.

(iii)           REM shall have received a certificate signed by an authorized officer of the Assignee as to the satisfaction of the conditions contained in paragraphs (i) and (ii) above.

(c)           Conditions to the Obligations of Both Parties. The obligations of both REM and the Assignee to proceed with the Closing is subject to the satisfaction of the following conditions:

(i)           Notice of the Transaction shall have been provided to Moody’s.

(ii)           The holders of the Controlling Class (excluding Notes held by REM or its Affiliates and/or their respective employees) acting by Ordinary Resolution shall have consented to the novation of the Management Agreement to the Assignee or its assigns and directed the Issuer to consent to the novation of the Management Agreement to Assignee or its assigns; such written consents shall be in full force and effect; and copies of such written consents shall have been provided to the Assignee.

(iii)           The holders of the Class M Subordinated Notes (excluding Notes held by REM or its Affiliates and/or their respective employees) acting by Ordinary Resolution shall have consented to the novation of the Management Agreement to the Assignee or its assigns and directed the Issuer to consent to the novation of the Management Agreement to the Assignee or its assigns, such written consents shall be in full force and effect; and copies of such written consents shall have been provided to the Assignee.

(iv)           The Issuer and the Trustee shall have executed and delivered a written instrument consenting to the novation of the Management Agreement to the Assignee or its assigns; such written consent shall be in full force and effect and in form and substance reasonably satisfactory to the Assignee; and a copy of such written consent shall have been provided to the Assignee.

(v)           S&P shall have confirmed in writing to the Issuer, the Trustee and REM that no withdrawal, reduction or suspension with respect to any then current rating, if any, by S&P (including any private or confidential rating) of any Class of Notes issued under the Trust Deed will occur as a result of the novation of such Management Agreement to the Assignee or its assigns; and a copy of such written confirmation shall have been provided to the Assignee.

(vi)           There shall not be pending by any Governmental Authority any Proceeding (or by any other person any Proceeding that has a reasonable likelihood of success) challenging, seeking to restrain or prohibit, or make illegal the Transaction.

(vii)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Judgment (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Transaction.

(viii)           REM and the Assignee shall have entered into tri-partite compromise agreements with each of the Exiting Employees such agreements to: (i) have an effective date of the Closing Date; (ii) comply with the provisions of section 203 of the Employments Rights Act 1996; and (iii) be on terms satisfactory to REM and the Assignee which will include a clause under which each of the Exiting Employees will waive any statutory or contractual claims against the REM Indemnified Persons and the Assignee Indemnified Persons in relation to their employment and dismissal, in consideration for a payment by REM (for itself and on behalf of the Assignee).

(ix)           All of the requirements and procedures which are required under the terms of the Subordinated Notes in relation to the transfer contemplated hereunder, and in particular, the provisions set forth in Part A (Regulations Concerning the Transfer, Exchange, and Registration of the Notes of each Class) of Schedule 4 (Transfer, Exchange and Registration Documentation) to the Trust Deed have been complied with.

(x)           TD Bank NA shall have released the Liens, pursuant to such documentation as shall be reasonably satisfactory to the parties.

SECTION 9.                      Termination.

(a)           Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Deed of Novation and the Transaction is abandoned at any time prior to the Closing:

(i)           by mutual written consent of REM and the Assignee;

(ii)           subject to Section 9(b), by the Assignee in writing if (A) any of the conditions set forth in Section 8(a) or (c) shall have become incapable of fulfillment or (B) REM shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8(a) or (c), and (ii) cannot be or has not been cured within 30 days of notice of such breach from the Assignee;

(iii)           subject to Section 9(b), by REM in writing if (A) any of the conditions set forth in Section 8(b) or (c) shall have become incapable of fulfillment or (B) the Assignee shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8(b) or (c) and (ii) cannot be or has not been cured within 30 days of notice of such breach from REM; and

(iv)           by REM or the Assignee, if the Closing does not occur on or prior to February 28, 2011 (the “End Date”); provided, that the right to terminate this Agreement pursuant to this clause (iv) shall not be available to the Party whose material breach of any of its representations, warranties, covenants or agreements under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to occur on or prior to the End Date.

(b)           The Party seeking termination pursuant to Section 9(a)(ii) or (iii) (as applicable) may not terminate this Agreement if it is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the other Party would not be obligated to consummate the Closing.

(c)           In the event of termination by REM or the Assignee pursuant to this Section 9, written notice thereof shall forthwith be given to the other and all of the obligations of the Parties under this Agreement shall end, without further action by any Party.

(d)           If this Agreement is terminated and the Transaction is abandoned as described in this Section 9, this Agreement shall become null and void and of no further force and effect without further liability of any Party, except for the provisions of Section 12.  For the avoidance of doubt, all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

SECTION 10.                                Indemnification.

(a)           From and after the Closing, REM shall, jointly and severally, indemnify the Assignee and its affiliates and each of their respective officers, directors, employees, agents and representatives (the “Assignee Indemnified Persons”) against, and hold them harmless from, any Loss, as incurred (payable promptly upon written request), to the extent arising from: (i) any breach of any representation or warranty of REM that is contained in this Agreement or in any document delivered in connection herewith; (ii) any breach of any covenant of REM that is contained in this Agreement or in any document delivered in connection herewith; and (iii) any Retained Liability.

(b)           From and after the Closing, the Assignee shall indemnify each of REM and its Affiliates and each of their respective officers, directors, employees, agents and representatives (the “REM Indemnified Persons”) against, and hold them harmless from, any Loss, as incurred (payable promptly upon written request), to the extent arising from: (i) any breach of any representation or warranty of the Assignee that is contained in this Agreement or in any document delivered in connection herewith; (ii) any breach of any covenant of the Assignee that is contained in this Agreement or in any document delivered in connection herewith; and (iii) any Assumed Liability.

(c)           The following limitations shall apply to the indemnification obligations of REM under Section 10(a):

(i)           REM shall not be obligated to indemnify the Assignee Indemnified Persons for any Loss under  Section 10(a) until the aggregate amount of Losses for which the Assignee Indemnified Persons claim indemnification under  Section 10(a) exceeds €100,000, and then only to the extent of such excess;

(ii)           the aggregate amount of all Losses for which REM shall be obligated to indemnify the Assignee Indemnified Persons under  Section 10(a) shall be limited to €900,000; and

(iii)           the representations and warranties that are covered by Section 10(a) shall survive the Closing solely for purposes of this Section 10 and shall expire on the first anniversary of the Closing Date, and the obligation to indemnify pursuant to Section 10(a) shall terminate when the applicable representation or warranty terminates; provided, however, that such obligation to indemnify shall not terminate with respect to any Losses as to which a notice of claim, stating the alleged breach of representation or warranty in reasonable detail, shall have been previously delivered.

(d)           The obligations and liabilities of REM, on the one hand, and the Assignee, on the other hand, with respect to their respective indemnities pursuant to this Section 10 that result from any Third Party Claim shall be subject to the following terms and conditions:

(i)           The Party seeking indemnification (the “Indemnified Party”) must give the Party obligated to indemnify (the “Indemnifying Party”), notice within ten Business Days after receiving notice of any Third Party Claim which is asserted against the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Section 10, briefly stating (to the extent known) the nature and basis of such Third Party Claim and the damages sought; provided that the delay of or failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent the Indemnifying Party shall have been actually prejudiced by reason of such failure or delay.

(ii)           Upon receiving notice of a Third Party Claim in accordance with Section 10(d)(i), the Indemnifying Party shall have the right to undertake, by counsel of its own choosing which shall be reasonably acceptable to the Indemnified Party, the defense of such Third Party Claim; provided, however, that (i) the Indemnifying Party may only assume the defense of a Third Party Claim if it delivers to the applicable Indemnified Party within ten days of the indemnifying party’s receipt of notice of such Third Party Claim, notice of its election to assume the defense thereof; (ii) the counsel to be used by the Indemnifying Party for such defense is not reasonably objected to by the Indemnified Party; and (iii) the Indemnifying Party may not undertake the defense of any Third Party Claim that relates to or arises in connection with any criminal or regulatory proceeding, action, indictment, allegation or investigation.  The Indemnified Party may participate in such defense at its own expense, except as otherwise provided in Section 10(d)(iii) with respect to fees and expenses incurred in the event that the Indemnified Party assumes or maintains such defense.  The Indemnifying Party shall keep the Indemnified Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith the recommendations made by the Indemnified Party with respect thereto.  Subject to the provisions of Section 10(d)(iv), the Indemnifying Party shall have the right to settle or compromise such Third Party Claim.

(iii)           In the event that (i) the Indemnifying Party shall elect not to undertake such defense, or within ten days after receipt of such notice from the Indemnified Party, shall fail to undertake to defend the Third Party Claim or (ii) at any time the Indemnified Party reasonably concludes that the Losses incurred by the Indemnified Party in respect of such Third Party Claim would if such Third Party Claim were determined adversely to the Indemnified Party materially exceed any limit on the Indemnifying Party’s obligations pursuant to Section 10(c)(ii), then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing.  If the Indemnified Party assumes or maintains control of the defense of a Third Party Claim in accordance with this Section 10(d)(iii), any reasonable fees and expenses of separate counsel employed by the Indemnified Party with respect to such Third Party Claim and any other fees and expenses reasonably incurred by the Indemnified Party shall be considered Losses for which the Indemnified Party may be entitled to indemnification under this Section 10.

(iv)           Notwithstanding anything in this Section 10(d) to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, agree to settle or compromise such Third Party Claim or consent to entry of any judgment unless (i) the Indemnifying Party agrees in writing to pay the amount of any claim under this Section 10 by the Indemnified Party against the Indemnifying Party arising from the relevant matters; (ii) such settlement, compromise or judgment includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party and the Indemnifying Party of a written release from all liability in respect of such Third Party Claim in form and substance reasonably satisfactory to each of such Parties and (iii) such settlement, compromise or judgment does not impose any injunctive relief or other operational restrictions on the Indemnified Party.  The Indemnified Party shall not agree to settle or compromise any Third Party Claim or consent to entry of any judgment without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(e)           If the contract of employment of any person who is not an Exiting Employee is found or alleged to have effect after the Closing Date as if originally made with the Assignee, the Assignee must (either immediately or on the Business Day after becoming aware of the situation) terminate the employment of the person concerned in a non-discriminatory manner.  Provided that these requirements are met, REM shall indemnify and hold harmless the Assignee Indemnified Persons against any Loss arising directly or indirectly out of the employment of such person from the Closing Date until such termination and the termination of such employment.

(f)           REM shall discharge and hereby undertakes to indemnify and hold harmless the Assignee Indemnified Persons against all Loss arising from or in respect of: (i) any of the Retained Employees or the Exiting Employees (including but not limited to in respect of the termination of their employment (if applicable) but not including in respect of any discriminatory acts or omissions of the Assignee or any of its Affiliates); and (ii) any breach of the Regulations (other than in relation to any breach by: (1) the Assignee or any of its Affiliates of regulations 13 and 14 of the Regulations in respect of its or their affected employees; and (2) REM or any of its Affiliates of regulation 11 of the Regulations).

(g)           The Assignee shall discharge and hereby undertakes to indemnify and hold harmless the REM Indemnified Persons against all Loss arising from or in respect of any breach by: (i) the Assignee or any of its Affiliates of regulations 13 and 14 of the Regulations in respect of its or their affected employees; and (ii) REM or its Affiliates of regulation 11 of the Regulations.

SECTION 11.                                VAT

(a)           The Assignee represents and warrants to REM that it is duly registered for VAT purposes under registration number 577738285 and that it shall upon and immediately after Closing use the Assets to carry on the same business (whether or not as part of the existing business of Assignee) as that carried on by REM in relation to such Assets before Closing.

(b)           REM and the Assignee intend that article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the sale of the Assets and agree to use all of their respective reasonable endeavours to secure that the sale of the Assets is treated as neither a supply of goods nor a supply of services under that article.  REM shall not be required to make any appeal to any court against any determination by HM Revenue and Customs that the sale of the Assets does not fall to be so treated.

(c)           If nevertheless, any VAT is payable on the sale of all or part of the Assets and HM Revenue and Customs have so confirmed in writing after full disclosure of all material facts, REM shall promptly deliver to the Assignee a proper VAT invoice addressed to the Assignee in respect of the VAT payable.  Following receipt of such VAT invoice, the Assignee shall pay REM the amount of the VAT immediately on the earlier to occur of:

(i)           recovery of that VAT by the Assignee from HM Revenue & Customs; or

(ii)           payment of the VAT by REM.

(d)           For the purposes of Section 11(c), VAT shall only be treated as payable if Customs have so confirmed in writing after full disclosure of all material facts and stated in writing that the Assignee’s VAT office agrees with this treatment.

(e)           Before sending any relevant letter or other communication to HM Revenue & Customs, REM shall give the Assignee a reasonable opportunity to comment on it, and shall make such amendments as the Assignee reasonably requires.

SECTION 12.                                Miscellaneous.

(a)           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

(b)           This Agreement and the Deed of Novation, along with the schedules and Exhibits hereto and thereto, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such matter. Nothing in this Section 12(b) operates to limit or exclude any liability for fraud.

(c)           All notices or other communications required or permitted to be given hereunder shall be in writing and shall be either (i) delivered by hand, (ii) sent by electronic mail (with confirmation by facsimile or overnight courier service), or (iii) sent, postage prepaid, by registered, certified or express mail or overnight courier service.  Such notice shall be deemed given when so delivered by hand, sent by electronic mail or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

(i)           if to the Assignee,

Intermediate Capital Managers Limited
Juxon House
100 St. Paul's Churchyard
London EC4M 8BU

Attention: Jason Vickers/Simon Peatfield
Email: jason.vickers@icgplc.com/simon.peatfield@icgplc.com
Facsimile: +44 (0)20 7248 2536/+44 (0) 20 7448 8701

if to REM or RFFM,

Resource Europe Management Limited
10 Brook Street
London W1K 5EH
Facsimile: 44.20.7866.6281

Attention: Andrew Littel
E-mail: ALittel@ResourceEurope.eu

with a copy to:

Apidos Capital Management
712 Fifth Avenue, 12th Floor
New York, NY 10019
Facsimile: (215) 640-6326
               Attention:  Chistopher D. Allen
               E-mail:  CAllen@ResourceAmerica.com

with a copy to:

Apidos Capital Management
712 Fifth Avenue, 12th Floor
New York, NY 10019
Facsimile: (215) 640-6376
Attention: Darshan Patel
E-mail: DPatel@ResourceAmerica.com

with a copy to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Facsimile: (212) 841-1040
Attention: Philipp Tamussino, Esq.
E-mail: PTamussino@cov.com

(d)           This Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England.

(e)           The Parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

(f)           All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the transactions contemplated hereby are consummated.

(g)           No amendment, supplement or modification of this Agreement shall be effective unless in writing signed by both of the Parties.

(h)           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by REM, on the one hand, or the Assignee, on the other hand without the prior written consent of the other; provided, that, notwithstanding the foregoing, following the Closing, REM may assign its right to receive the Management Fees that are payable to REM in accordance with Section 4 hereof to any person without the Assignee’s consent.  Subject to the preceding sentence, this Agreement (and all obligations hereunder) shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns, and nothing in this Agreement, express or implied, other than the rights of Assignee Indemnified Persons and the REM Indemnified Persons and the rights of the Issuer pursuant to Section 10, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement or by virtue of the Contracts (Rights of Third Parties) Act 1999.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RESOURCE EUROPE MANAGEMENT LIMITED

By: _____________________________________

       Name:
       Title:

RESOURCE FINANCIAL FUND MANAGEMENT LIMITED

By: _____________________________________

       Name:
       Title:

INTERMEDIATE CAPITAL MANAGERS LIMITED

By: _____________________________________

       Name:
       Title: